CERTIFICATE OF INCORPORATION

                                       OF

                               AMCOMP INCORPORATED

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter sometimes called the "Corporation") is AmComp Incorporated.

                  SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 1013 Center Road, Wilmington, Delaware 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CSC Networks/ Prentice Hall Legal & Financial Services.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Two Hundred (200) all of which are $.01 par value. All such shares are of one class and are Common Stock.

                  FIFTH: The name and the mailing address of the incorporator is as follows:

                            Gary Weston
                            Olshan Grundman Frome & Rosenzweig LLP
                            505 Park Avenue
                            New York, New York 10022

                  SIXTH:  The Corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the

Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as the case may be, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and its stockholders or any class thereof, as the case may be, it is further provided:

                           1. The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the Corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By- Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                           2. The original By-Laws of the Corporation shall be adopted by the incorporator unless the Certificate of Incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

                           3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders, except as the provisions of paragraph (b) (2) of Section 242 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, shall otherwise require.

                  NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section102 of the General Corporation Law of the State of Delaware, as same may be amended and supplemented.

                  TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the

Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Dated: December 28, 1995

                            /s/  Gary Weston
                            -------------------------------------
                            Gary Weston, Incorporator
                            Olshan Grundman Frome & Rosenzweig LLP
                            505 Park Avenue
                            New York, New York 10022

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AMCOMP INCORPORATED

                             -----------------------


                  AMCOMP INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: That the following resolutions were duly adopted by the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation. The resolutions are as follows:

                  "RESOLVED that there is hereby adopted an amendment to the Certificate of Incorporation of the Corporation pursuant to which two new series of preferred stock of the Corporation shall be authorized and changing the authorized capital stock of the Corporation from 200 shares of Common Stock, $.01 par value per share, to 17,000,000 shares, consisting of (i) 2,400,000 shares of Series A Convertible Preferred Stock, $1 par value per share; (ii) 1,000,000 shares of 10% Series B Non-Convertible Cumulative Preferred Stock, $1 par value per share; and
         (iii) 13,600,000 shares of Common Stock, $.01 par value per share; and

                  "RESOLVED that, in connection with such change, Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 17,000,000 shares, consisting of (i) 2,400,000 shares of Series A Convertible Preferred Stock, $1 par value per share (herein called the "Series A Preferred Stock"); (ii) 1,000,000 shares of 10% Series B Non-Convertible Cumulative Preferred Stock, $1 par value per share (herein called the "Series B Preferred Stock"); and (iii) 13,600,000 shares of Common Stock, $.01 par value per share (herein called the "Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other Sections in such subdivision unless otherwise indicated.

                  The  following  is a statement  of the  designations,  and the
powers,   preferences  and  rights,  and  the  qualifications,   limitations  or
restrictions thereof of each class of capital stock of the Corporation.

                                       I.

                      SERIES A CONVERTIBLE PREFERRED STOCK

                  1. Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends in any fixed amount, provided, however, that in the event that the Corporation shall at any time declare and pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock), it shall, at the same time, declare and pay to each holder of Series A Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series A Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividend.

                  2. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of shares of any Junior Capital Stock (as herein defined) by reason of their ownership thereof, an amount equal to $10 per share of Series A Preferred Stock, plus all unpaid dividends to which such shares are entitled pursuant to
Section 1 above, and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders (after making all distributions to which holders of capital stock ranking senior to the Series A Preferred Stock shall be entitled) shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled pursuant to this
Section 2(a), the holders of shares of Series A Preferred Stock, and any other shares ranking on a parity therewith, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock or other shares ranking on a parity therewith held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For purposes of this Subdivision I, the term "Junior Capital Stock" means any shares of capital stock of the Corporation, including the Corporation's Common Stock, par value $.01 per share, other than shares of the Corporation's capital stock permitted to rank on a parity with or senior to the Series A Preferred Stock pursuant to Section 3 hereof. The Corporation's Series B

Preferred Stock shall rank senior to the Series A Preferred Stock.

                      (b) After the payment of all amounts required to be paid pursuant to Section 2(a) to the holders of shares of Series A Preferred Stock, and any other shares ranking on a parity therewith, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Capital Stock then outstanding shall share in any distribution of the remaining assets and funds of the Corporation in the manner provided by law, in the Certificate of Incorporation of the Corporation, as amended, or as provided in any pertinent Certificate of Designation of the Corporation, as the case may be.

                      (c) Neither the merger or consolidation of the Corporation into or with any other corporation, nor the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 2 (unless in connection therewith the liquidation of the Corporation is specifically approved).

                  3.  Voting.  (a)  Except as  otherwise  provided  by law or in
Section 3(b) below, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock on all matters to be voted on by the stockholders of the Corporation, and each holder of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock held by such holder on the record date for the determination of stockholders entitled to vote.

                      (b) So long as shares of the Series A Preferred Stock are outstanding, without the consent of the holders of at least 66- 2/3% of the Series A Preferred Stock at the time outstanding given in person or by proxy, either in writing or at a special meeting called for that purpose at which the holders of the Series A Preferred Stock shall vote separately as a class, the Corporation may not (i) effect or permit (x) a consolidation or merger of the Corporation or any subsidiary of the Corporation (each of the foregoing a "Restricted Entity") with or into any other corporation (other than a merger in which such Restricted Entity is the surviving corporation and which will not result in more than 51% of the capital stock of such Restricted Entity outstanding immediately after the effective date of such merger being owned beneficially by persons other than the beneficial owners of such capital stock immediately prior to such merger) (a "Change of Control"), or (y) a sale of all or substantially all of the assets of any Restricted Entity as an entirety to any other person (a "Sale of Assets"); (ii) effect or validate the amendment, alteration or repeal of any provision hereof which would amend or repeal the dividend, voting, conversion, redemption or liquidation rights of the Series A Preferred Stock set forth herein; or (iii) create or authorize any additional class or series of stock ranking senior to or on a parity with the Series A Preferred Stock as to dividends or as to rights upon mandatory redemption, liquidation, dissolution or winding up; increase the authorized number of shares of the Series A Preferred Stock or of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock as to dividends or as to rights upon mandatory redemption, liquidation, dissolution or winding up, whether any such creation or authorization or increase shall be by means of amendment hereof, the Certificate of Incorporation of the Corporation, merger, consolidation or otherwise.

                  4. Mandatory Redemption. On January 31, 2003 (the "Series A Redemption Date"), the Corporation shall redeem, at a redemption price of $10 per share, plus all dividends to which the holders of the Series A Preferred Stock are then entitled pursuant to Section 1 above as of such date (the "Series A Redemption Price"), all of the shares of Series A Preferred Stock then outstanding.

                  5. Procedure for Redemption. (a) At least 20 days (and not more than 60 days) prior to the Series A Redemption Date, written notice thereof (a "Series A Redemption Notice") shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock, at his or its address last shown on the records of the transfer agent of the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the Series A Redemption Date, the Series A Redemption Price, the total number of shares to be redeemed and the number of shares to be redeemed from such holder, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed. In order to facilitate the redemption of the Series A Preferred Stock, the Board of Directors may fix a record date for the determination of holders of the Series A Preferred Stock, not more than 60 days nor less than 10 days prior to the Series A Redemption Date.

                      (b) On or prior to the Series A Redemption Date, all holders of shares of Series A Preferred Stock shall surrender their certificates representing such shares to the Corporation, in the manner and at the place designated in the Series A Redemption Notice, and against such surrender the Series A Redemption Price of such shares shall be paid to the order of the person whose name appears on each such certificate as the owner thereof. Each surrendered certificate shall be canceled. From and after the Series A Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, all rights of the holders of the shares of Series A Preferred Stock as holders of such shares of Series A Preferred Stock (except the right to receive the Series A Redemption Price without interest against surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                      (c) If the funds of the Corporation legally available for redemption of Series A Preferred Stock on the Series A Redemption Date are insufficient, after redemption of any other shares ranking senior thereto, to redeem the full number of shares of Series A Preferred Stock on such date, those funds which are legally available shall be used to redeem the maximum possible number of such shares of Series A Preferred Stock ratably from each holder whose shares are otherwise required to be redeemed. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  6. Conversion. The shares of Series A Preferred Stock shall be convertible as follows:

                     (a) Right to Convert. Subject to the terms and conditions of this Section 6, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate as to all shares at the close of business 15 days after notice thereof has been given to the holders of Series A Preferred Stock as provided in Section 6(h) hereof) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred Stock so to be converted by $10 and dividing the result by the conversion price of $10 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A
Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

                     (b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt by the Corporation of the written notice referred to in Section 6(a) above and surrender of the certificate or certificates for the share or shares of the Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                     (c) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series A Preferred
Stock into Common Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Series A Preferred Stock so converted or the Common Stock issued upon such conversion. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection (a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock, represented by the certificate or certificates surrendered which are not to be converted.

                     (d) Adjustment of Price Upon Issuance of Common Shares. Except as provided in Section 6(e) hereof, if and whenever (after the date of effectiveness of this Amendment and whether or not any shares of Series A Preferred Stock shall at the time have been issued and be outstanding) the Corporation shall issue or sell, or is, in accordance with subsections (d)(i) through (d)(vii), deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be adjusted to the price (calculated to the nearest cent) determined by dividing
(x) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock) multiplied by the then existing Conversion Price, and (B) the consideration, if any, received by the Corporation upon such issue or sale, by
(y) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock without giving effect to any adjustment in the number of shares so issuable by reason of such issue and sale).

                  No adjustment of the Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                  For purposes of this Section 6(d), the following subparagraphs
(i) through (vii) shall also be applicable:

                  (i)  Issuance  of Rights or  Options.  In case at any time the
         Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock (other than shares of Series A Preferred Stock) or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible
         Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (B) the total maximum number of
         shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii)  Issuance  of   Convertible   Securities.   In  case  the
         Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (x) except as otherwise provided in subparagraph (iii) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this
         Section 6(d), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (i) or (ii), or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph (i) or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                  (iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (v) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (vi) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this subparagraph (vi) upon any issuance and/or sale of shares of Common Stock, Options or Convertible Securities, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or state income or other tax liability of the Corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (vii) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them
         (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (e) Certain Issues of Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of Series A Preferred Stock, (ii) the issuance of Shares of Series A Preferred Stock pursuant to that certain Securities Purchase and Asset Transfer Agreement among the Corporation, Florida Administrators, Inc., Sam A. Stephens, Dale E. Hanson, Alan N. Duggan, Welsh, Carson, Anderson & Stowe VII, L.P., Sprout Growth II, L.P., Sprout Capital VII, L.P., and the other several Purchasers named therein, and (iii) the issuance of up to 500,000 shares of Common Stock to employees of the Corporation or its subsidiaries or to insurance agents thereof, either directly or pursuant to stock options, in either case pursuant to plans or arrangements approved by the Board of Directors of the Corporation.

                  (f)  Reorganization  or   Reclassification.   If  any  capital
reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock) shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of the Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least 66-2/3% of the shares of Series A Preferred Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Series A Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  (g) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (h)      Other Notices.  In case at any time:

                  (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iii)   there   shall  be  any   capital   reorganization   or
         reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, (A) at least 15 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         (i) Mandatory Conversion. All outstanding shares of Series A Preferred Stock shall be automatically converted into Common Stock if at any time the Corporation shall effect a firm commitment public offering of Common Stock of the Company registered pursuant to the Securities Act of 1933, as amended, resulting in proceeds to the Corporation of not less than $30,000,000, after deduction of underwriting discounts and commissions but before deduction of other expenses of issuance (an "Initial Public Offering"); such conversion shall be effected at the time of and subject to the closing of the sale of such shares.

         (j) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common

Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series A Preferred Stock, would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation.

         (k) No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

         (l) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

         (m) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock.

         (n) Definition of Common Stock. As used in this Section 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value per share, as constituted on the date of filing of this Certificate of Amendment and shall also include any capital stock of any class of the Corporation thereafter authorized that shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that such term, when used to describe the securities receivable upon conversion of shares of the Series A Preferred Stock of the
Corporation, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Amendment, any shares resulting from any combination or subdivision thereof referred to in subparagraph (v) of Section 6(d), or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in
Section 6(f).

                  7. Reacquired Shares. Any shares of Series A Preferred Stock, which are redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and the number of authorized shares of Series A Preferred Stock shall be reduced accordingly.

                                       II.

             10% SERIES B NON-CONVERTIBLE CUMULATIVE PREFERRED STOCK

                  1. Dividends. (a) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends accruing at the rate of $1.00 per share per annum, and no more, payable when and as declared by the Board of Directors of the Corporation and out of funds legally available for the payment thereof. Such dividends shall be cumulative and shall accrue from and after the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest. The Board of Directors of the Corporation may fix a record date for the determination of holders of Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  (b) As long as any shares of Series B Preferred Stock shall remain outstanding, in no event shall any dividend be declared or paid upon, nor shall any distribution be made upon, any Junior Capital Stock, other than a dividend or distribution payable solely in shares of common stock of the Corporation, nor shall any shares of Junior Capital Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Junior Capital Stock, unless, in each such case, (i) full cumulative dividends on the outstanding shares of Series B Preferred Stock shall have been declared and paid and (ii) any arrears or defaults in any mandatory redemption of shares of Series B Preferred Stock shall have been cured; provided, however, that this Section 1(b) shall not apply to any repurchase by the Corporation of shares of its common stock pursuant to the terms of any employment agreement, stock rights agreement, stock purchase plan, stock option plan or similar arrangement between the Corporation and its employees. For purposes of this Subdivision II, the term "Junior Capital Stock" means any shares of capital stock of the Corporation, including the Corporation's Common Stock, par value $.01 per share, and the Series A Preferred Stock, other than shares of the Corporation's capital stock permitted to rank on a parity with or senior to the Series B Preferred Stock pursuant to Section 3.

                  2. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of shares of any Junior Capital Stock by reason of their ownership thereof, an amount equal to $10 per share of Series B Preferred Stock, plus all accrued but unpaid dividends thereon (whether or not declared), and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders (after making all distributions to which holders of capital stock permitted to rank senior to the Series B Preferred Stock pursuant to Section 3 hereof shall be entitled) shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled pursuant to this Section 2(a), the holders of shares of Series B Preferred Stock, and any other shares ranking on a parity therewith, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payment of all amounts required to be paid pursuant to Section 2(a) to the holders of shares of Series B Preferred Stock, and any other shares ranking on a parity therewith, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Capital Stock then outstanding shall share in any distribution of the remaining assets and funds of the Corporation in the manner provided by law, in the Certificate of Incorporation of the Corporation, as amended, or as provided in any pertinent Certificate of Designation of the Corporation, as the case may be.

                  (c) Neither the merger or consolidation of the Corporation into or with any other corporation, nor the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2 (unless in connection therewith the liquidation of the Corporation is specifically approved).

                  3. Voting. So long as shares of the Series B Preferred Stock are outstanding, without the consent of the holders of at least 66-2/3% of the Series B Preferred Stock at the time outstanding given in person or by proxy, either in writing or at a special meeting called for that purpose at which the holders of the Series B Preferred Stock shall vote separately as a class, the Corporation may not (i) effect or permit a Change of Control or a Sale of Assets of any Restricted Entity; (ii) effect or validate the amendment, alteration or repeal of any provision hereof which would amend or repeal the dividend, voting, redemption or liquidation rights of the Series B Preferred Stock set forth herein; or (iii) create or authorize any additional class or series of stock ranking senior to or on a parity with the Series B Preferred Stock as to dividends or as to rights upon mandatory redemption, liquidation, dissolution or winding up; increase the authorized number of shares of the Series B Preferred Stock or of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock as to dividends or as to rights upon mandatory redemption, liquidation, dissolution or winding up, whether any such creation or authorization or increase shall be by means of amendment hereof, the Certificate of Incorporation of the Corporation, merger, consolidation or otherwise.

                  4.  Mandatory  Redemption.   (a)  On  January  31,  2003,  the
Corporation shall redeem, at a redemption price of $10 per share plus all accrued but unpaid dividends thereon (whether or not declared) as of such date (the "Series B Redemption Price"), all of the shares of Series B Preferred Stock then outstanding.

                  (b) Upon the consummation of any Initial Public Offering, the Corporation shall redeem, at the Series B Redemption Price, all shares of Series B Preferred Stock then outstanding (the date of any redemption of Series B Preferred Stock pursuant to this Section 4 is referred to herein as the "Series B Redemption Date").

                  5. Procedure for Redemption. (a) At least 20 days (and not more than 60 days) prior to the Series B Redemption Date, written notice thereof (a "Series B Redemption Notice") shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series B Preferred Stock, at his or its address last shown on the records of the transfer agent of the Series B Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the Series B Redemption Date, the Series B Redemption Price, the total number of shares to be redeemed and the number of shares to be redeemed from such holder, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed. In order to facilitate the redemption of the Series B Preferred Stock, the Board of Directors may fix a record date for the determination of holders of the Series B Preferred Stock, not more than 60 days nor less than 10 days prior to the Series B Redemption Date.

                  (b) On or prior to the Series B Redemption Date, all holders of shares of Series B Preferred Stock shall surrender their certificates representing such shares to the Corporation, in the manner and at the place designated in the Series B Redemption Notice, and against such surrender the Series B Redemption Price of such shares shall be paid to the order of the person whose name appears on each such certificate as the owner thereof. Each surrendered certificate shall be canceled. From and after the Series B Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, all rights of the holders of the shares of Series B Preferred Stock as holders of such shares of Series B Preferred Stock (except the right to receive the Series B Redemption Price without interest against surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (c) If the funds of the Corporation legally available for redemption of Series B Preferred Stock on the Series B Redemption Date are insufficient to redeem the full number of shares of Series B Preferred Stock on such date, those funds which are legally available shall be used to redeem the maximum possible number of such shares of Series B Preferred Stock ratably from each holder whose shares are otherwise required to be redeemed. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  6. Reacquired Shares. Any shares of Series B Preferred Stock, which are redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and the number of authorized shares of Series B Preferred Stock shall be reduced accordingly.

                                      III.

                                  COMMON STOCK

                  1. Voting. Except as otherwise provided by law and this Certificate of Incorporation, the holders of Common Stock and Series A Preferred Stock shall vote together as a class on all matters to be voted on by the stockholders of the Corporation on the following basis: (1) each holder of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock so held by such holder on the record date for the determination of stockholders entitled to vote and (2) each holder of Common Stock shall be entitled to one vote per share.

                  2. Dividends. Holders of shares of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation out of funds legally available for such purpose.

                  3. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Series A Preferred Stock, Series B Preferred Stock and any other shares senior to the Common Stock of the full amounts of payments on liquidation to which they shall be entitled as stated and expressed in this Article Fourth or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, to the exclusion of the holders of Series A Preferred Stock and Series B Preferred Stock, to share ratably according to the number of shares of the Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                  "RESOLVED, that, except as otherwise provided herein, the Certificate of Incorporation of the Corporation will remain unchanged;

                  "RESOLVED, that the form, terms and provisions of the proposed Certificate of Amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Amendment"), a copy of which has been submitted to each director of the Corporation, pursuant to which the authorized capital stock of the Corporation shall be changed from 200 shares of Common Stock, $.01 par value per share, to 17,000,000 shares, consisting of (i) 2,400,000 shares of Series A Convertible Preferred Stock, $1 par value per share; (ii) 1,000,000 shares of 10% Series B Non-Convertible Cumulative Preferred Stock, $1 par value per share; and

         (iii) 13,600,000 shares of Common Stock, $.01 par value per share, be, and they hereby are, in all respects, approved;

                  "RESOLVED, that the President, any Vice President and the Secretary of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute, acknowledge and file, in accordance with Section 241 of the General Corporation Law of the State of Delaware, the Certificate of Amendment in substantially such form, with such changes therein as the officers executing the same shall, by the execution thereof, approve; and

                  "RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to take all such further actions and to execute and deliver, in the name and on behalf of the Corporation and under its corporate seal or otherwise, any and all such further documents and instruments, and to pay all such expenses, as they or any of them may deem necessary or advisable to carry out the purposes of any and all of the foregoing resolutions and the transactions contemplated thereby; and that the taking of each such action, the execution and delivery of each such document or instrument, and the payment of each such expense shall be conclusive evidence of its necessity or advisability."

                  SECOND: That the Amendment to the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the Board of Directors of the Corporation in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, the Corporation not having received any payment for any of its stock.

                  THIRD: That the capital of the Corporation will not be reduced under, or by reason of, the foregoing Amendment to the Certificate of Incorporation of the Corporation.

                  IN WITNESS WHEREOF, AMCOMP INCORPORATED has caused this Certificate of Amendment to be signed by Sam A. Stephens, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate of Amendment is his act and deed, and attested by Laura Jett, its Secretary, this 10th day of January, 1996.

                                            AMCOMP INCORPORATED



                                            By /s/ Sam A. Stephens
                                               --------------------------
                                               Sam A. Stephens, President


Attest:



By /s/ Laura Jett
   -----------------------
   Laura Jett, Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AMCOMP INCORPORATED

                             -----------------------


                  AMCOMP INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: That the following resolutions were duly adopted by the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation. The resolutions are as follows:

                  "RESOLVED that there is hereby adopted an amendment to the Certificate of Incorporation of this Corporation pursuant to which the authorized capital stock of the Corporation shall be changed from 17,000,000 shares, consisting of (i) 2,400,000 shares of Series A Convertible Preferred Stock, $1.00 par value per share; (ii) 1,000,000 shares of 10% Series B Non-Convertible Cumulative Preferred Stock, $1.00 par value per share; and (iii) 13,600,000 shares of Common Stock, $.01 par value per share, to 22,000,000 shares, consisting of (i) 2,400,000 shares of Series A Cumulative Preferred Stock, $1.00 par value per share; (ii) 1,000,000 shares of 10% Series B Non-Convertible Cumulative Preferred Stock, $1.00 par value per share; and (iii) 18,600,000 shares of Common Stock, $.01 par value per share; and it is further

                  "RESOLVED that, in furtherance of such amendment,  Paragraph 1
         of  Article  FOURTH  of  the  Certificate  of   Incorporation   of  the
         Corporation be, and hereby is, amended to read as follows:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 22,000,000 shares, consisting of (i) 2,400,000 shares of Series A Convertible Preferred Stock, $1.00 par value per share (herein called the "Series A Preferred Stock"); (ii) 1,000,000 shares of 10% Series B Non-
         Convertible Cumulative Preferred Stock, $1.00 par value per share (herein called the "Series B Preferred Stock");

         and (iii) 18,600,000 shares of Common Stock, $.01 par value per share (herein called the "Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other Sections in such subdivision unless otherwise indicated."

                  SECOND: That the Amendment to the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and by written consent of stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Written notice of such action has been given to stockholders of the Corporation not consenting to such action as required by the provisions of Section 228(d) of the General Corporation Law of the State of Delaware.

                  THIRD: That the capital of the Corporation will not be reduced under, or by reason of, the foregoing Amendment to the Certificate of Incorporation of the Corporation.

                  IN WITNESS WHEREOF, AMCOMP INCORPORATED has caused this Certificate of Amendment to be signed by Sam A. Stephens, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate of Amendment is his act and deed, and attested by Laura Jett, its Secretary, this 24th day of October, 1996.

                                                AMCOMP INCORPORATED


                                                By /s/ Sam A. Stephens
                                                   --------------------------
                                                   Sam A. Stephens, President


Attest:


/s/ Laura Jett
----------------------------
Laura Jett, Secretary

                            CERTIFICATE OF CORRECTION

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AMCOMP INCORPORATED

                              ---------------------


                  AMCOMP INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  1.       The name of the Corporation is AMCOMP
INCORPORATED.

                  2. The Certificate of Amendment to the Certificate of Incorporation of the Corporation filed with the Secretary of State of Delaware on January 23, 1996 contained an inaccurate record of the corporate action taken therein, and the Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

                  3.       The inaccuracy in the Certificate is as follows:

                           Certain of the conversion provisions contained in
the Certificate are incorrectly set forth.

                  4. (a) Article FOURTH, Sections I.6(d)(iv) and I.6(d)(v) of the Certificate are corrected and restated to read in their entirety as follows:

                           (iv) Certain Stock Distributions. In case the Corporation shall make any distribution upon any stock of the Corporation payable in Common Stock (other than a dividend on Common Stock, payable in Common Stock, to which the provisions of subparagraph
         (v) shall apply), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such distribution shall be deemed to have been issued or sold without consideration.

                           (v) Certain Stock Dividends Payable in Common Stock; Subdivision or Combination of Stock. In case the Corporation shall at any time declare a dividend on its Common Stock, payable in Common Stock, or subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such dividend or subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (b) Article FOURTH, section I.6(e) is corrected and restated to read in its entirety as follows:

                           (e) Certain Issues of Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of Series A Preferred Stock,
         (ii) the issuance of shares of Series A Preferred Stock pursuant to that certain Securities Purchase and Asset Transfer Agreement among the Corporation, Florida Administrators, Inc., Sam A. Stephens, Dale E. Hanson, Alan N. Duggan, Welsh, Carson, Anderson & Stowe VII, L.P., Sprout Growth II, L.P., Sprout Capital VII, L.P., and the other several Purchasers named therein, and (iii) the issuance of up to 500,000 shares of Common Stock, such number to be proportionately increased in the case of a stock dividend on Common Stock payable in Common Stock or a subdivision of shares of Common Stock, or proportionately reduced in the case of a combination of shares of Common Stock, to employees of the Corporation or its subsidiaries or to insurance agents thereof, either directly or pursuant to stock options, in either case pursuant to plans or arrangements approved by the Board of Directors of the Corporation.

                  AMCOMP INCORPORATED has caused this Certificate of Correction of Certificate of Amendment to the Certificate of Incorporation to be signed by Fred R. Lowe, its Chief Executive Officer and President, this 21st day of March, 1997.


                                             AMCOMP INCORPORATED


                                             By:/s/ Fred R. Lowe
                                                 ------------------------------
                                                 Name:  Fred R. Lowe
                                                 Title: Chief Executive Officer
                                                        and President

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AMCOMP INCORPORATED

                             -----------------------


                  AMCOMP INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: That the following resolutions were duly adopted by the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation. The resolutions are as follows:

                  "RESOLVED, that it would be advisable and in the best interests of the Corporation and its stockholders to adopt, and the Board of Directors hereby adopts, an amendment to the Certificate of Incorporation of this Corporation pursuant to which (A) the authorized capital stock of the Corporation would be changed from 22,000,000 shares, consisting of (i) 2,400,000 shares of Series A Convertible Preferred Stock, $1.00 par value per share (the "Series A Convertible Preferred Stock"); (ii) 1,000,000 shares of 10% Series B Non-Convertible Cumulative Preferred Stock, $1.00 par value per share; and (iii) 18,600,000 shares of Common Stock, $.01 par value per share, to 25,700,000 shares, consisting of (i) 2,400,000 shares of Series A Convertible Preferred Stock, $1.00 par value per share; (ii) 1,000,000 shares of 10% Series B Non-Convertible Cumulative Preferred Stock, $1.00 par value per share; and (iii) 22,300,000 shares of Common Stock, $.01 par value per share and (B) the number of shares of Common Stock issuable to employees and insurance agents of the Corporation and its subsidiaries pursuant to plans and arrangements that will not affect the conversion price of the Series A Convertible Preferred Stock be changed to such number of shares of Common Stock as are issuable from time to time pursuant to plans or arrangements approved by the Board of Directors by affirmative vote of not less than 75% of then incumbent directors; and it is further

                  "RESOLVED,   that  in  order  to   effectuate   such
         amendment, Paragraph 1 of Article FOURTH of the

         Certificate of Incorporation of the Corporation be, and hereby is, amended to read as follows:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,700,000 shares, consisting of (i) 2,400,000 shares of Series A Convertible Preferred Stock, $1.00 par value per share (herein called the "Series A Preferred Stock"); (ii) 1,000,000 shares of 10% Series B Non- Convertible Cumulative Preferred Stock, $1.00 par value per share (herein called the "Series B Preferred Stock"); and (iii) 22,300,000 shares of Common Stock, $.01 par value per share (herein called the "Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other Sections in such subdivision unless otherwise indicated.;

                  and it is further

                  "RESOLVED, that in order to effectuate such amendment, Section 6(e) of Article FOURTH of the Certificate of Incorporation of the Corporation be, and hereby is, amended to read in its entirety as follows:

                  (e) Certain Issues of Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of Series A Preferred Stock, (ii) the issuance of Shares of Series A Preferred Stock pursuant to that certain Securities Purchase and Asset Transfer Agreement among the Corporation, Florida Administrators, Inc., Sam A. Stephens, Dale E. Hanson, Alan N. Duggan, Welsh, Carson, Anderson & Stowe VII, L.P., Sprout Growth II, L.P., Sprout Capital VII, L.P., and the other several Purchasers named therein, and (iii) the issuance of shares of Common Stock to employees of the Corporation or its subsidiaries or to insurance agents thereof, either directly or pursuant to stock options, in either case pursuant to plans or arrangements approved by the Board of Directors of the Corporation by affirmative vote of not less than 75% of then incumbent directors."

                  SECOND: That the Amendment to the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the stockholders of the Corporation in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

                  THIRD: That the capital of the Corporation will not be reduced under, or by reason of, the foregoing Amendment to the Certificate of Incorporation of the Corporation.

                  IN WITNESS WHEREOF, AMCOMP INCORPORATED has caused this Certificate of Amendment to be signed by Fred R. Lowe, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate of Amendment is his act and deed, and attested by Laura Jett, its Secretary, this day of June, 1997.

                                                     AMCOMP INCORPORATED


                                                     By /s/ Fred R. Lowe
                                                        -----------------------
                                                        Fred R. Lowe, President


Attest:

/s/ Laura Jett
---------------------
Laura Jett, Secretary



                                       -3-